DELAWARE VIP(r) TRUST

Registration No. 811-05162
FORM N-SAR
Annual Period Ended December 31, 2011

SUB-ITEM 77I:  Terms of new or amended securities

On February 17, 2011, the Board of Trustees of Delaware VIP Trust (the "Trust") unanimously voted and approved a proposal to liquidate and dissolve Delaware VIP Cash Reserve Series (the
"Series"). The liquidation and dissolution took effect on June 24, 2011. This information is herein incorporated by reference to the supplement dated February 22, 2011 to the Trust's prospectus for the Series dated April 30, 2010, as filed with the Securities and Exchange Commission (SEC
Accession No. 0000814230-11-000004).

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended December 31, 2011 effected pursuant to Rule
10f-3, attached as Exhibit.

SUB-ITEM 77Q.1: Exhibits

Amendment No. 1 to Exhibit A of the Investment Management Agreement (amended October 12,
2010) between Delaware VIP Trust and Delaware Management Company, a series of Delaware
Management Business Trust attached as Exhibit.

Amendment No. 2 to Exhibit A of the Investment Management Agreement (amended June 24,
2012) between Delaware VIP Trust and Delaware Management Company, a series of Delaware
Management Business Trust attached as Exhibit.

Amendment No. 1 to Schedule I to the Distribution Agreement (amended January 4, 2010)
between Delaware VIP Trust and Delaware Distributors, L.P. attached as Exhibit.

WS: MFG_Philadelphia: 857499: v1

WS: MFG_Philadelphia: 857499: v1